UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2013

Horsehead Holding Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-33658	20-0447377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Steubenville Pike, Suite 405 Pittsburgh, Pennsylvania 15205
(Address of principal executive offices, including zip code)

724-774-1020
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On October 31, 2013, the Company notified various required parties, as required by the Worker Adjustment and Retraining Notification Act of 1988, 29 U.S.C. § 2101 et seq., that a majority of Horsehead Corporation’s manufacturing operations at the plant located at 300 Frankfort Road, Monaca, PA, 15061 are expected to be permanently closed and shut down on or about December 31, 2013.

Horsehead expects to permanently terminate the employment of approximately five hundred ten employees, whose last day of work is expected to be on or about December 31, 2013 (or on a date within the 13 day period immediately after December 31, 2013).  All Horsehead Corporation personnel at the smelter facility, whose job is directly related to the plant, across all job titles, are affected.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on October 31, 2013.

HORSEHEAD HOLDING CORP.

By:	/s/ Robert D. Scherich
Name: Robert D. Scherich
Title: Vice President and Chief Financial Officer